Oppenheimer Flexible Strategies Fund
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 83 to the Registration Statement of Oppenheimer Flexible Strategies Fund, (the “Registrant”), filed with the Securities and Exchange Commission on February 27, 2013 (Accession Number 0000728889-13-000326), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A
TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.

Oppenheimer Small- & Mid-Cap Value Fund
A series of Oppenheimer Quest For Value Funds
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 83 to the Registration Statement of Oppenheimer Small- & Mid-Cap Value Fund, a series of Oppenheimer Quest For Value Funds, (the “Registrant”), filed with the Securities and Exchange Commission on February 27, 2013 (Accession Number 0000728889-13-000326), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.
•	Investment Subadvisory Agreement dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A
TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.

Oppenheimer Global Allocation Fund
A series of Oppenheimer Quest For Value Funds
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 83 to the Registration Statement of Oppenheimer Global Allocation Fund, a series of Oppenheimer Quest For Value Funds, (the “Registrant”), filed with the Securities and Exchange Commission on February 27, 2013 (Accession Number 0000728889-13-000326), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.
•	Investment Advisory Agreement (Cayman) dated 1/1/13.
•	Investment Subadvisory Agreement dated 1/1/13.
•	Sub-Advisory Agreement (Cayman) dated 1/1/13.

In addition, the following is Exhibit A to the Investment Subadvisory Agreement dated 1/1/13:

EXHIBIT A
TO SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.